Exhibit 23.1

                        Consent of Independent Auditors

We consent to the use of our report dated February 21, 2006 with respect to the financial statements of Viasys Services, Inc. and Viasys Network Services, Inc., as of October 31, 2005, included in the Current Report on Form 8-K/A, Amendment No. 2 filed by Charys Holding Company, Inc., dated March 23, 2007.

                                    VESTAL & WILER
Orlando, Florida                    Certified Public Accountants
March 23, 2007